Exhibit 10.40

HOSTING & MANAGED SERVICES – APPLICATION FORM

Account Manager	Sammy Leung	Tel/Fax	+852 2888 1672	Effective Date	June 23, 2008

Service Manager	Taff Ho	Tel/Fax	+852 2883 6026 / 2989 6433

Service Commencement Date :	1-August-2008

Contract Period begins on the Effective Date and ends after the contract period has expired.

The Monthly Rental begins to accrue on the Service Commencement Date.

CUSTOMER INFORMATION
Customer Name#	Rackspace Asia	Customer No.
Limited
Business Registration	1211294
Nature of Business	e-Commerce
Business Address# 45/F The Lee Gardens , 33 Hysan Avenue , Causeway Hong Kong		Country# Hong Kong
BILLING INFORMATION
Account Number	Account Name
Billing Address# 5000 Walzem Rd.		Country# USA
San Antonio, Texas 78218		Billing Currency# * HKD
SERVICES# (Please refer to Service and Product Description attached and tick the appropriate Service(s))

		Application		Application		Application

Part 1:	Power Cabinet	☐	Part 2: Managed Services	☐	Part 6: Purchased /	☐
Leased
Equipment

	Basic Cabinet	☐	Part 3: Domain Name	☐	Part 7: Customized	☐
			Services		Solution /
Additional
	Gross Space /	☒	Part 4: Optional Feature	☐	Information
Power Vault /Cage

Connectivity		☐	Part 5: Resources On Demand	☐

Contract Period#: * 5 Year(s) 0 Month(s) 0 Day(s) to be extended at Customer’s option for 3 years at the end of the 5 year period, with a further extension of 3 years at the end of the first 3 year extension period in accordance with Appendices C and D (if applicable).

Total Setup charge#:

For Initial Area Phase 1:

HK$2,000,000 payable on or before 1-Aug-08 HK$1,000,000 payable on or before 1-Oct-08

For Initial Areas Phase 2:

HK$1,000,000 payable on or before 1-Apr-09 or once Customer places an order for the provision of the Service at Phase 2 area of the IA (as defined in paragraph 1 of Appendix A of this Application Form), whichever is earlier

For optional Adjacent Areas:

HK$4,000,000 for the whole Adjacent Areas as detailed in the floor layout listed in Appendix C of this Application Form.

Total Monthly charges#:

For Initial Area Phase 1 & 2 :

Monthly Rental (from 1st to 24th months, both months inclusive): HK$1,102,300 Monthly Rental: (from 25th to 60th month, both months inclusive) HK$1,236,000

For optional Adjacent Areas:

Please refer to the calculation in Appendix

Additional Information:	Refer to Appendices A)Payment Terms (B)Services Details , (C) Additional Services (Optional) and (D) Customer’s Competitor

SECURITY DEPOSIT/ADVANCE PAYMENT#

*	Security Deposit / Advance Payment:

= Yes	HK$2,204,600.00			HKD
	Amount Received	Bank	Cheque Number	Currency

Remarks:	2 months security deposit

(One-off Advance Payment for Total Contract Value is required for Contract Period less than 3 months. Security Deposit equivalent to 2 months’ charges shall be paid on the Effective Date of this Agreement.)

CUSTOMER’S AUTHORIZATION

Executed in accordance with the terms and conditions attached.

Application Form, Version 2007/04 Customer Information Date: 1 Nov 2007 Page 1 of 16

HOSTING & MANAGED SERVICES – APPLICATION FORM

For and on behalf of the Customer		For and on behalf of PCCW Powerbase Data Center Services (HK) Ltd, a PCCW Company

Signature	/s/ LanHam Napier	Signature	/s/ Martin Chan
Name:	LanHam Napier	Name:	Martin Chan
Title:	Director, Rackspace Asia Limited	Title:	Senior Vice President

Note:

1)	Please complete, sign and return 2 sets of the Application Form, Terms and Conditions, Services Level Agreement to Powerb@se. When countersigned by the Powerb@se, one set of the copy will be returned to you.
2)	Powerb@se Service Management. Fax: 2989 6433, Tel: 2312 9111
3)	# Mandatory fields.
4)	* delete as appropriate

Application Form, Version 2007/04 Customer Information Date: 1 Nov 2007 Page 2 of 16

HOSTING & MANAGED SERVICES – APPLICATION FORM

Appendix A: Payment Terms

Initial Areas (“IA”):

1)	Setup charge of Phase 1: HK$3,000,000 (Build-out payment):

1st installment: HK$2,000,000, payable on or before 1-August-2008

2 nd installment: HK$1,000,000, payable on or before 1-October-2008

Setup charge of Phase 2: HK$1,000,000 (Build-out payment):

Installment: HK$1,000,000 (refer below layout for the location of Phase 2), payable on or before 1-April-2009 or once the Customer places an order for the provision of the Service at phase 2 area of the IA, whichever is earlier.

Floor layout of Initial Areas to Customer:

PROPOSED PCCW DATA CENTRE (15/F             )

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HOSTING & MANAGED SERVICES – APPLICATION FORM

2)	Monthly Rental:

Initial Areas	Contract Period	Usable Floor Area	Monthly Rental (HK$)	Total Monthly Rental (HK$)
Data center area at 15/F Fo Tan Data Center - space with approximate 6,523 square feet	1st to 24th month, both months inclusive	approximate 6,523 sq. ft.	$1,027,300	$1,102,300
Office area / non-production area at 15/F Fo Tan Data Center - space with approximate 2,350 square feet - including government rates, property management fee, electricity for office lighting and air conditioning		approximate 2,350 sq. ft.	$75,000
Data center area at 15/F Fo Tan Data Center - space with approximate 6,523 square feet	25th to 60th month, both months inclusive	approximate 6,523 sq. ft.	$1,161,000	$1,236,000
Office area / non-production area at 15/F Fo Tan Data Center - space with approximate 2,350 square feet - including government rates, property management fee, electricity for office lighting and air conditioning		approximate 2,350 sq. ft.	$75,000

Floor layout of Initial Areas to Customer:

PROPOSED PCCW DATA CENTRE (15/F            )

Application Form, Version 2007/04 Customer Information Date: 1 Nov 2007 Page 4 of 16

HOSTING & MANAGED SERVICES – APPLICATION FORM

3)	Electricity Charges applicable to Data Centre production area:

The monthly electricity usage is charged per actual metered usage measured at the point after UPS units at 1.2 times the standard rate of the local electric company’s service tariff and is payable monthly in arrears. The electricity charges are subject to change pursuant to any tariff rate adjustment and any relevant law and/or regulation pronounced by the HKSAR government.

4)	Payment Schedule:

Year	Monthly Rental (HK$)	Total Monthly Rental (HK$)
1st to 2nd year (1 - 24 months)	$1,102,300	$26,455,200
3rd to 5th year (25 – 60 months)	$1,236,000	$44,496,000
Total Recurring Charges for Contract Period (5-year):		$70,951,200

Application Form, Version 2007/04 Customer Information Date: 1 Nov 2007 Page 5 of 16

HOSTING & MANAGED SERVICES – APPLICATION FORM

Appendix B: Service Details

Item	Description
1	Data center area at 15/F Fo Tan Data Center - space with approximate 6,523 square feet

1. PCCWDCS shall provide fully dedicated UPS to Customer to meet the requirement of the Initial Areas (800KVA with 2N configuration) .

2. PCCWDCS shall provide fully dedicated UPS to Customer to meet the requirement of the Adjacent Areas (if applicable) (800KVA with 2N configuration).

2

Office area / non-production area at 15/F Fo Tan Data Center

- space with approximate 2,350 square feet

- including government rates, property management fee, electricity for office lighting and air conditioning

3. If PCCWDCS fails to deliver the Service on the Commencement Date(s) and at the Customer’s request, the Customer shall be credited with one day of the relevant Monthly Rental (calculated on a pro-rata basis with reference to the number of calendar days of the relevant calendar month) for each day the Service is delayed. The total credit claimed by the Customer shall not exceed the amounts paid by the Customer to PCCWDCS for charges incurred in a calendar month.

4. On the Service Commencement Date, the following items will be ready:

a)      Power;

b)      Lighting;

c)      air conditioning;

d)      at least TWO bandwidth providers available in Fo Tan Data Center with connectivity to the Initial Areas; and

e)      power ready for cabinet use.

5. Service Level

PCCWDCS and the Customer hereby agree that the “Service Level Agreement of HOSTING, ON DEMAND & MANAGED SERVICES - TERMS AND CONDITIONS” shall not form part of the Agreement and the service level for the provision of the Services by PCCWDCS to the Customer shall be replaced by the following :-

•        Computer Room

•     Secure monitored area will be provided to Customer

•     Computer Room Outage is defined as Customer occupied area being used by unauthorized user per incidence.

•        Physical Security Control

•     Secured by electronic security lock

•     All common areas and entrances are monitored by CCTV

•     7 x 24 security officers to control the security of the Customer property.

•     Physical Security Control Outage is defined as when there is an incidence of unauthorized access into the Customer’s area .

•        Power Continuity

•     The Power Supply System Availability shall be 99.99% on a yearly basis. The power shall be considered to be unavailable if and only if all power sources are unavailable.

		FUNCTION	SCHEDULED HOURS	SERVICE LEVEL OBJECTIVE	MINIMUM SERVICE LEVEL
		Power Supply System Availability	24 hours a day, 7 days a week	99.99%	99.99%
• Power Continuity Outage is defined as both power sources are unavailable per half hour.

Application Form, Version 2007/04 Customer Information
Date: 1 Nov 2007

HOSTING & MANAGED SERVICES – APPLICATION FORM

•        Air-conditioning

•     The Air Conditioning Availability shall be 99.99% on a 24 hour basis. Specification of air conditioning availability:

•     Average room temperature* is 22°C±2°C under 100% tenant equipment load condition

FUNCTION	SCHEDULED HOURS	SERVICE LEVEL OBJECTIVE	MINIMUM SERVICE LEVEL
Air Conditioning	24 hours a day, 7 days a week	99.99%	99.99%

•     Air-conditioning Outage is defined as when average room temperature or humidity fails to fall into the specific range of +2% above average room temperature.

•        Fire Detection & Suppression

•     All Data Center areas are equipped with an early warning air sampling system for fire prevention. In the event of smoke detection, the system will trigger an alarm on the facility and base-building life safety systems, notifying the local Fire Service Department for dispatch. There are numerous smoke detectors on the ceiling and below the raised floor.

•     Fire Detection & Suppression Outage is defined when FM200 Fire Protection System does not function according to specification:

6. Service Level Credit

•     1st Outage within a calendar month results in credit of 5% of one; Month Service Charge of the relevant calendar month

•     2nd Outage within the same calendar month results in credit of 10% of one Month Service Charge of the relevant calendar month

•     3rd Outage within the same calendar month results in credit of 15% of one Month Service Charge of the relevant calendar month and the Customer has right to terminate this Agreement immediately with no penalty where Outage is defined as either Computer Room Outage or Physical Security Control Outage or Power Continuity Outage or Air-conditioning Outage or Fire Detection & Suppression Outage.

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HOSTING & MANAGED SERVICES – APPLICATION FORM

Appendix C Additional Service (Optional):

1.	Adjacent Areas (“AA”):

Licensed Area	Setup Charge (Build-out payment)	Monthly Rental	Electricity Charge	Contract Period
Adjacent Areas on the 15th floor of the Fo Tan Data Centre	HK$1,000,000 for each column as set out in the floor layout of the AA below

Pricing capped at HK$178 per usable floor area plus:

a) 20% increase (i.e. HK$213 per usable floor area); or

b) Market increase [1] (if it is greater than or equal to zero)

whichever one is the lower.

[1] Market Increase Illustration methodology, please refer to Appendix C point 3.

			actual metered usage measured at the point after UPS units at 1.2 times the standard rate of local electric company’s service tariff payable monthly in arrears.	Expiry date : Co-terminus expiry date as the Initial Areas and Adjacent Areas (if any) i.e. 31 Jul 2013 unless extended to include First Extension Period and/or Second Extension Period or otherwise if terminated earlier in accordance with Clause 14 of the Agreement.

*“AA”- the 4 columns of remaining area at 15/F Fo Tan Data Center as set out in the floor layout below, approximate 6,800 usable floor area

Floor layout of AA 15/F Fo Tan Data Center

PROPOSED PCCW DATA CENTRE (15/F            )

Application Form, Version 2007/04 Customer Information
Date: 1 Nov 2007

HOSTING & MANAGED SERVICES – APPLICATION FORM

1A.	OPTION FOR ADDITIONAL SPACE

a)	PCCWDCS shall reserve the AA (as set out in Appendix C of this Application Form) for the provision of the Service to the Customer from the Effective Date until 31 March 2009 (both dates inclusive) (the “Option Period”) unless the Agreement is early terminated in accordance with Clause 14.

b)	PCCWDCS shall grant the Customer an option to take the whole (not part) of the AA for the provision of additional Services by PCCWDCS (“Option”).

PCCWDCS shall give the Customer a prior written notice with Monthly Rental and details as set out in Appendix C on or after 1 February 2009 regarding the exercise of the Option (the “Option Notice”). The Customer shall within sixty (60) days from the date of receipt of PCCWDCS’s Option Notice (“Acceptance Period”) send to PCCWDCS its notice in writing whether or not it shall exercise the Option. The Customer shall be deemed to waive its right to exercise the Option if PCCWDCS does not receive the Customer’s written acceptance within the Acceptance Period and the Option shall lapse and PCCWDCS shall be free to use the AA in whatever manner as it deems fit.

The Customer may give written notice (“Request Notice”) to PCCWDCS to exercise the Option at any time on or before 1 February 2009 in respect of the AA for the provision of additional services during the Option Period, PCCWDCS shall within thirty (30) days from the receipt of Customer’s Request Notice send to the Customer the Addendum with Monthly Rental and details as set out in Appendix C for acceptance. The Customer shall be deemed to waive its right to exercise the Option if PCCWDCS does not receive the signed Addendum within thirty (30) days after Customer has received the Addendum and the Option shall lapse and PCCWDCS shall be free to use the AA in whatever manner as it deems fit.

c)	All notices which may be given by one party to another under this clause shall be deemed to have been duly given immediately if delivered in person or three (3) business days if delivered by registered post.

d)	If the Customer exercises the Option and takes up the entire area of the AA, the Customer agrees to pay to PCCWDCS the total monthly charges for the AA as set out in Appendix C of this Application Form; and

e)	In additions, if the Customer exercises the Option and takes up the entire area of the AA without requesting PCCWDCS to install any partitioning wall, a one-off sum of One Hundred and Twenty Thousand Hong Kong Dollars (HK$120,000) will be credited to the Customer’s account for set off against the first month’s total monthly charges to be paid by the Customer to PCCWDCS for the AA.

Application Form, Version 2007/04 Customer Information
Date: 1 Nov 2007

HOSTING & MANAGED SERVICES – APPLICATION FORM

2.	Extension Period Option

2A.	First Extension Period (1-Aug-2013 to 31-Jul-2016) (unless early termination of the Agreement in accordance with Clause 14)

PCCWDCS shall give the Customer a prior written notice with Monthly Rental and details as set out in Appendix C one hundred and twenty (120) days prior to the expiry of Initial Contract Period (i.e. 31-Jul-2013) regarding the First Extension Period Option (the “1st Extension Period Option Notice”) to extend the term of this Agreement for a further three years for the Initial Area and the Adjacent Area (if applicable). The Customer shall within thirty (30) days from the date of receipt of PCCWDCS’s 1st Extension Period Option Notice (“1st Extension Acceptance Period ”) send to PCCWDCS its response in writing whether or not it shall exercise the 1st Extension Period Option. Both parties shall conclude to sign the agreement sixty (60) days before the expiry of Initial Contract Period (i.e. 31-Jul-2013. Otherwise, the First Extension Period Option shall lapse.

2B.	Second Extension Period (1-Aug-2016 to 31-Jul-2019) (unless early termination of the Agreement in accordance with Clause 14)

PCCWDCS shall give the Customer a prior written notice with Monthly Rental and details as set out in Appendix C one hundred and twenty (120) days prior to the expiry of First Extension Period (i.e. 31-Jul-2016) regarding the exercise of the Second Extension Period Option (the “2nd Extension Period Option Notice”) to extend the term of this Agreement for an additional three years for the Initial Area and the Adjacent Area (if applicable). The Customer shall within thirty (30) days from the date of receipt of PCCWDCS’s Extension Period Option Notice (“2nd Extension Acceptance Period”) send to PCCWDCS its response in writing whether or not it shall exercise the 2nd Extension Period Option. Both parties shall conclude to sign the agreement sixty (60) days before the expiry of First Extension Period (i.e. 31-Jul-2016. Otherwise the Second Extension Period Option shall lapse.

The monthly price per usable floor area is capped (according to different areas and period) plus:

a)	20% increase or

b)	Market increase (if it is greater than or equal to zero) whichever one is the lower. For details, please refer to the following Market Increase Illustration Methodology

The monthly electricity charge calculation remains the same as Appendix A point 3.

3.	Market Increase Illustration Methodology:

Market increase

= [50% * ((the latest Index of “Property Market Statistic Private Flatted Factories – Average Rents and Prices – New Territories” announced by Government) - (base index of “Property Market Statistic Private Flatted Factories – Average Rents and Prices – New Territories” of that period)) / (base index of “Property Market Statistic Private Flatted Factories - Average Rents and Prices - New Territories” of that period)

+[50% * ((The latest Index of “Consumer Price Index (B)” announced by Government) – (the base Index of “Consumer Price Index (B)” of that period)) / (the base Index of “Consumer Price Index (B)” of that period)]

a)	The latest Index of “Property Market Statistic Private Flatted Factories – Average Rents and Prices – New Territories” announced by Government when Customer places the formal order shall be retrieved from the following links:

•	http://www.rvd.gov.hk/en/doc/statistics/rvd4_1.pdf

•	http://www.rvd.gov.hk/en/publications/pro-review.htm

b)	The latest Consumer Price Index (B) announced by Government when Customer places the formal order shall be retrieved from the following links:

•	http://www.censtatd.gov.hk/hong_kong_statistics/statistical_tables/index.jsp?subjectID=10&tableID=052

•	http://www.censtatd.gov.hk/hong_kong_statistics/statistics_by_subject/concept/price/index.jsp

•	http://www.censtatd.gov.hk/FileManager/EN/Content_908/cpi_slide.pdf

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HOSTING & MANAGED SERVICES – APPLICATION FORM

Illustration for First Extension Period of the Initial Area (1-Aug-2013 to 31-Jul-2016)

•	the base index of “Private Flatted Factories - Average Rents and Prices - New Territories” equals 67

•	the base index of “Consumer Price Index (B)” equals 109.1

Scenario 1 :

•	The latest Index of “Property Market Statistic Private Flatted Factories - Average Rents and Prices - New Territories” announced by Government is = 90

•	The latest Index of “Consumer Price Index (B)” announced by Government is = 130

•	Market Increase will be (90-67)/67*50% +(130-109.1)/109.1*50% = 26.74%

•	In the scenario, the new monthly charge per Usable Floor Area is $178*(1+20%) = HKD$213.6 per Usable Floor Area

Scenario 2:

•	The latest Index of “Property Market Statistic Private Flatted Factories - Average Rents and Prices - New Territories” announced by Government is = 80

•	The latest Index of “Consumer Price Index (B)” announced by Government is = 120

•	Market Increase will be (80-67)/67*50% +(120-109.1)/109.1*50% = 14.7%

•	In the scenario, the new monthly charge per Usable Floor Area is $178*(1+14.7%) = HKD$204.16 per Usable Floor Area

Scenario 3:

•	The latest Index of “Property Market Statistic Private Flatted Factories - Average Rents and Prices - New Territories” announced by Government is = 68

•	The latest Index of “Consumer Price Index (B)” announced by Government is = 110

•	Market Increase will be (65-67)/67*50% +(110-109.1 )/109.1*50% = -1.08%

•	In this scenario, the new monthly charge per Usable Floor Area is remains at HKD$178 per Usable Floor Area

Remarks:

•	For the avoidance of doubt,

•

the base index of the Second Extension Period of “Private Flatted Factories - Average Rents and Prices - New Territories” equals the latest index of “Private Flatted Factories - Average Rents and Prices - New Territories” in the First Extension Period

•	the base index of the Second Extension Period “Consumer Price Index (B)” equals the latest index of “Consumer Price Index (B)” in the First Extension Period

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Illustration for First Extension Period of the Adjacent Areas (1-Aug-2013 to 31-Jul-2016)

•	the base index of “Private Flatted Factories - Average Rents and Prices - New Territories” equals 67

•	the base index of “Consumer Price Index (B)” equals 109.1

•	Assuming the price of the Adjacent Areas per Usable Floor Area in first Contract Period is $180

Scenario 1 :

•	The latest Index of “Property Market Statistic Private Flatted Factories - Average Rents and Prices - New Territories” announced by Government is = 90

•	The latest Index of “Consumer Price Index (B)” announced by Government is = 130 .

•	Market Increase will be (90-67)/67*50% +{130-109.1)/109.1*50% = 26.74%

•	In the scenario, the new monthly charge of the Adjacent Areas per Usable Floor Area is $180*(1+20%) = HKD$216 per Usable Floor Area

Scenario 2:

•	The latest Index of “Property Market Statistic Private Flatted Factories - Average Rents and Prices - New Territories” announced by Government is =80

•	The latest Index of “Consumer Price Index (B)” announced by Government is = 120 .

•	Market Increase will be (80-67X67*50% +(120-109.1 )/109.1 *50% = 14.7%

•	In the scenario, the new monthly charge of the Adjacent Areas per Usable Floor Area is $180*(1+14.7%) = HKD$206.5 per Usable Floor Area

Scenario 3 :

•	The latest Index of “Property Market Statistic Private Flatted Factories - Average Rents and Prices - New Territories” announced by Government is = 68

•	The latest Index of “Consumer Price Index (B)” announced by Government is = 110

•	Market Increase will be (65-67)/67*50% +{110-109.1 )/109.1*50% = -1.08%

•	In this scenario, the new monthly charge of the Adjacent Areas per Usable Floor Area is remains at HKD$180 per Usable Floor Area

Remarks:

•	For the avoidance of doubt,

•

the base index of the Second Extension Period of “Private Flatted Factories - Average Rents and Prices - New Territories” equals the latest index of “Private Flatted Factories - Average Rents and Prices - New Territories” in the First Extension Period

•	the base index of the Second Extension Period “Consumer Price Index (B)” equals the latest index of “Consumer Price Index (B)” in the First Extension Period

Application Form, Version 2007/04 Customer Information
Date: 1 Nov 2007

HOSTING & MANAGED SERVICES – APPLICATION FORM

Appendix D: Customer’s Competitor

PCCWDCS shall not provide any data center services on the same floor as the IA and AA to the following seven competitors of the Customer as listed below before the expiry date of the Contract Period, the First Extension Period (if any) and Second Extension Period (if any). For the avoidance of doubt, such restriction shall lapse immediately upon the expiry date of the Contract Period, the First Extension Period (if any) and Second Extension Period (if any).

Customer Competitor list

Competitor Name	Business nature	Competitor website
NTT Communications Corporation (NTT: Nippon Telegraph and Telephone Corporation)	It provides domestic and international telecommunications services. It offers personal connection services like dial-up connection and broadband connection. Besides, it offers optional services and business services such as broadband (ADSL), monitoring or hosting, etc.)	http://www.ntt.com/index-e.html

Verio Inc. (it is a group company of the NTT Communications Corporation)	It is an internet service provider (ISP) and web host in the United States. It provides a global Internet Protocol (IP) network with worldwide financial stability and regional data centers through NTT Communications. Also, it engineers a solution with a their products to fit customers’ needs and budget.	http://www.verio.com/

Pipex Internet Limited (Pipex: The Public I.P. Exchange Ltd)	It’s an internet service provider and it was sold to Tiscall UK in 2007, along with sale of all Broadband customers	http://www.pipex.co.uk/

Data Return L.L.C.	It provides managed services to customers around the world with a range of services from managed hosting to a suite of managed solutions for the enterprise	http://www.datareturn.com/abt/

Terremark Worldwide, Inc. (Nasdaq: TMRK).	It is a operator of integrated Internet exchanges and a global provider of managed IT infrastructure solutions for government and private sectors, also, it aggregates network traffic and distribute network-based services in Europe and Asia to meet specific customer needs	http://www.terremark.com/default.aspx

SAVVIS, Inc.	It provides IT Infrastructure-as-e-Service, featuring secure, 28 data centers in prime locations; enterprise class server and storage platforms; fully managed network solutions; a portfolio of security tools; a suite of management tools that give customers control of their applications; and a Professional Services team	http://www.savvis.net/corp/index.html

EQUINIX, INC.	Equinix is the global provider of network-neutral data center and interconnection services, offering colocation, traffic exchange and outsourced IT infrastructure solutions, it operates IBX centers in 17 key markets across North America, Europe and Asia-Pacific.	http://www.equinix.com/

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HOSTING & MANAGED SERVICES – APPLICATION FORM

Customer Contact List

For Customer Contact List record update, Customer please send the form to Powerb@se Service Management at Fax: (852) 2989 6433. The record will be updated within one business day.

Customer please refer to Customer Contact Description for details.

Customer Name:

Domain Name:

CUSTOMER EMERGENCY CONTACT Emergency Contact (1st contact)
Tel:	(Day)		(Night, for Emergency only)
Mobile/Pager:		Fax:
Email Address:
Emergency Contact (2nd contact)
Tel:	(Day)		(Night, for Emergency only)
Mobile/Pager		Fax:
Email Address:
CUSTOMER BUSINESS CONTACT
Technical Contact:
Tel:	(Day)		(Night, for Emergency only)
Mobile/Pager:		Fax:
Email Address:
Admin Contact:
Tel:	(Day)		(Night, for Emergency only)
Mobile/Pager:		Fax:
Email Address:
Billing Contact:
Tel:	(Day)		(Night, for Emergency only)
Mobile/Pager:		Fax:
Email Address:
CUSTOMER AUTHORIZATION CONTACT (Authorization of Customer Representative)
Customer Authorization (1st Contact)
Tel:	(Day)		(Night, for Emergency only)
Mobile/Pager:	Fax:	*Authentication password:
Email Address:		Specimen Signature:
Customer Authorization (2nd Contact)
Tel:	(Day)		(Night, for Emergency only)
Mobile/Pager:	Fax:	*Authentication password:
Email Address:		Specimen Signature:

*	For Powerb@se security measure, a six-alphanumeric password assigned by customer to authenticate his/her identity.

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Customer Representative List

CUSTOMER REPRESENTATIVE LIST

For Customer Representative List record update, Customer please send the form to Powerb@se Service Management at Fax: (852) 2989 6433. The record will be updated within one business day.

Customer please refer to Customer Contact Description for details.

Customer Name:

Licensed Area in data centre:

Effective Date:

Modification Type:

☐ New Customer Representative List

☐ Additions (add these individuals to existing Customer Representative List)

☐ Update (replace these individuals to existing Customer Representative List)

☐ Deletions (delete these individuals from current Customer Representative List)

Customer Representatives:

	Full Name	Staff No.	Card	Office Tel:	Mobile/Pager	Internet Email Address

1
	☐ Access		☐ Remote Hand Services		* Remote Access Authentication

2
	☐ Access		☐ Remote Hand Services		* Remote Access Authentication

3
	☐ Access		☐ Remote Hand Services		* Remote Access Authentication

4
	☐ Access		☐ Remote Hand Services		* Remote Access Authentication

5
	☐ Access		☐ Remote Hand Services		* Remote Access Authentication

6
	☐ Access		☐ Remote Hand Services		* Remote Access Authentication

Notes:

Access - Authorized to access Licensed Area and work on the Customer’s equipment

Remote Hand Service - Authorized to request remote hands services

*	Remote Access Authentication - Authentication is required if Customer Representative raise a service affecting request. Customer has to provide a six alphanumeric password for authentication.

Signed by Customer Authorization Contact Person

Name: Date:

Application Form, Version 2007/04 Customer Information
Date: 1 Nov 2007

HOSTING & MANAGED SERVICES – APPLICATION FORM

CUSTOMER CONTACT DESCRIPTION

1.	Emergency Contact:

For Powerb@se to draw customer’s attention in case of

•	major failure on Data Centre’s facilities or network resources

•	detection of customer equipment failure

•	detection of abnormal network utilization by customer equipment

•	detection of illegal activities on customer equipment

•	detection of data backup failure

2.	Technical Contact:

For Powerb@se to

•	consult customer equipment parameter detail during service provisioning

•	obtain technical detail during problem rectification

•	deliver the MRTG or Managed Services’ Login Name & Password

3.	Administration Contact:

For Powerb@se to

•	promote new Data Centre’s services

•	conduct service quality survey

•	inform of any change on AUP via www.pbase.net.

•	inform of any change on operational procedures

•	deliver the MRTG or Managed Services’ Login Name & Password

•	deliver the Planned Outage Notification

For Customer to

•	assign & change of customer contacts list that include emergency, technical, second admin (if any), billing & customer authorization

•	assign & change of Customer Representative List

4.	Billing Contact:

For Powerb@se to

•	deliver bill

•	contact for settling outstanding balance

For Customer to

•	raise query on individual bill item

5.	Customer Authorization Contact:

For Powerb@se to

•	identify the privilege when assigning & changing of Customer Representative List

•	identify the privilege when authorizing licensed area access for non registered representatives

For Customer to

•	assign & change of Customer Representative List

•	assign & change the privilege of Customer Representative for Access (A) & Remote Hand (RH)

•	authorize licensed area access for non registered representatives

•	assign himself a Password for identification if access authorization is made on phone

•	assign Password for each of his representatives for Remote Hand services

6.	Customer Representative:

For Customer’s staff or vendor to

•	access licensed area in Powerb@se

•	request for Remote Hand services if authorized by Customer Authorization Contact

•	request MRTG or Managed Services password reset

Application Form, Version 2007/04 Customer Information Date: 1 Nov 2007 Page 16 of 16

HOSTING, ON DEMAND & MANAGED SERVICES – TERMS AND CONDITIONS

–TERMS AND CONDITIONS (Rackspace project – dated 20Jun08)

These terms and conditions, the Schedules and any Addendum attached hereto, the Application Form and its Appendices, the Service Level Agreement and the Acceptable Use Policy are referred to collectively herein as the “Agreement.”

Capitalised words in this Agreement have a particular meaning, which is specified in Clause 20 at the end of this Agreement.

1.	The Services

1.1 PCCWDCS shall supply the Services to the Customer in accordance with the Service Level Agreement from the Service Commencement Date.

1.2 The Customer shall complete all relevant service provision forms and undertake any modification to the Customer Equipment and any other Services provisioning requirements notified to the Customer by PCCWDCS which are strictly necessary for technical and/or safety reasons and/or any governmental or regulatory compliance.

2.	Hosting Services

This Clause 2 only applies where the supply of Hosting Services is specified in the Application Form.

2.1 If applicable, PCCWDCS hereby grants the Customer a license to house the Customer Equipment at the Site in the Licensed Area.

2.2 The license granted to the Customer by PCCWDCS under Clause 2.1 does not create a lessor and lessee relation between PCCWDCS and the Customer. The Customer shall not assign, license, underlet or part with possession of the Licensed Area or any part thereof nor enter into, permit or suffer any arrangement whereby any persons obtain the use or possession of the Licensed Area or any part thereof.

2.3 PCCWDCS shall provide the Customer with access to the Licensed Area in accordance with the AUP.

3.	On Demand Services

This Clause 3 only applies where the supply of On Demand Services is specified in the Application Form.

3.1 PCCWDCS shall supply the On Demand Services to the Customer in accordance with the Service Level Agreement from the Service Commencement Date.

3.2 The Customer shall carry out all necessary installation and testing activities to enable the Customer to receive the On Demand Service. PCCWDCS shall provide assistance and all necessary information to enable the Customer to carry out such installation and testing.

4.	Domain Name Registration

This Clause 4 only applies where the registration of Domain Names is specified in the Application Form.

4.1 The Customer authorises PCCWDCS to apply for registration of Domain Names and where requested by the Customer, modification or renewal of Domain Names on behalf of the Customer.

4.2 The Customer acknowledges that registration of Domain Names is at the sole discretion of the applicable Domain Name Registry, and PCCWDCS makes no guarantee as to the availability for registration of a particular Domain Name or the Customer’s ability to continue to use the Registered Domain Names. The Customer acknowledges that PCCWDCS will only assist the Customer to apply to the Domain Name Registry for Registered Domain Names and will not in any event be responsible for any registration delays or failures to register.

4.3 PCCWDCS hereby notifies the Customer of the terms and conditions of the relevant registration agreements issued by the applicable Domain Name Registry including (where applicable) that available at www.hkdnr.net.hk/legal/registration_agreement.html (“Registration Agreements”) and the Customer authorises PCCWDCS to act as its agent in entering into the Registration Agreements and the Customer agrees to be bound by the terms and conditions of the Registration Agreements as the principal. PCCWDCS will arrange for the relevant Domain Name registered to be transferred to the Customer upon termination or expiry of this Agreement and the Customer hereby agrees to pay to PCCWDCS all costs and charges to effect the same.

4.4 The Customer represents and warrants that its statements in the Domain Name application form are true and correct and that it intends to use the Domain Names without delay.

5.	Delivery, Installation and Maintenance of Customer Equipment

This Clause 5 only applies where the supply of Hosting Services is specified in the Application Form.

5.1 If applicable, the Customer shall deliver the Customer Equipment to the Site and unless otherwise specified in this Agreement install the Customer Equipment in the Licensed Area.

5.2 If applicable, the Customer shall provide all equipment (including any software) necessary to connect the Customer Equipment to the access port of PCCWDCS’ ethernet segment in the Licensed Area which provides access to PCCWDCS’ Internet backbone.

5.3 The Customer shall maintain and support the Customer Equipment.

6.	Managed Services

This Clause 6 only applies where the supply of Managed Services is specified in the Application Form.

6.1 The Customer hereby authorises PCCWDCS to contact its equipment vendors or suppliers as PCCWDCS deems appropriate, in order to arrange, on the Customer’s behalf, for trouble isolation assistance and clearance. The Customer shall bear all reasonable costs associated with such trouble isolation assistance and clearance and all other reasonable measures taken by such equipment vendors or suppliers

6.2 The Customer shall provide PCCWDCS with a list of its equipment vendors or suppliers, which the Customer has contracted to provide maintenance and support of the Customer Equipment.

Last updated: 20 Jun, 2008 Page 1 of 8

HOSTING, ON DEMAND & MANAGED SERVICES – TERMS AND CONDITIONS

–TERMS AND CONDITIONS (Rackspace project – dated 20Jun08)

7.	Customer Warranties

7.1 The Customer warrants and undertakes that:

7.1.1 it has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Agreement and to perform the Customer Services;

7.1.2 the Customer is the owner, valid licensee, lessee or authorised user of the Customer Content and the Customer Equipment and each element thereof;

7.1.3 to the Customer’s best knowledge and belief, the use of the Customer Content, Domain Name or Customer Equipment will not infringe the Intellectual Property Rights of any third party, or constitute unfair competition, a defamation, invasion of privacy, or violation of any right of publicity or other third party right, or be misleading;

7.1.4 no part of the Customer Content, Customer Equipment or the Customer Services is or will be in breach of any Applicable Law;

7.1.5 to the Customer’s best knowledge and belief, no part of the Customer Content or the Customer Services incites or will incite hatred or discrimination against any group of persons being a group defined by reference to colour, race, sex, origin, nationality or ethnic or national origins;

7.1.6 to the Customer’s best knowledge and belief, no part of the Customer Content or the Customer Services denounces or will denounce religious or political beliefs;

7.1.7 to the Customer’s best knowledge and belief, no part of the Customer Content or the Customer Services is or will be indecent, obscene, vulgar, pornographic, offensive or of doubtful propriety, likely to encourage crime, public disorder, violence or hatred or likely to damage public health, safety or morals;

7.1.8 to the Customer’s best knowledge and belief, the Customer Content and the Customer Equipment shall be free from viruses, worms, Trojan horses, and other malicious code;

7.1.9 that the use of the Customer Website by itself, or any other third party, conforms to general standards of behaviour for the Internet including, without limitation, as set out in the Acceptable Use Policy;

7.1.10 the Customer is, and at all times will be; able to grant to PCCWDCS the licenses and other rights contemplated by this Agreement; and

7.1.11 the Customer has disclosed and will disclose to PCCWDCS any actual, threatened or potential litigation in which the Customer has become or may be involved which relates to the Customer Website, the Customer Content, the Customer Equipment or the Customer Services.

8.	Intellectual Property

8.1 The Customer hereby grants PCCWDCS a royalty-free license throughout the world to use, copy, publish, display, download, distribute, transmit, mirror, cache, or make available the Customer Website, the Customer Content and the Customer Equipment (where applicable) as is reasonably necessary for PCCWDCS to perform its obligations under this Agreement for the duration of this Agreement.

8.2 If PCCWDCS provides the Customer with any design elements, graphics, formatting, CGIs, or other applications or content (collectively, “PCCWDCS Tools”), Customer shall have a non-transferable, non-exclusive right to use the PCCWDCS Tools for the duration of this Agreement and only for the purpose of operating the Customer’s Website.

8.3 PCCWDCS reserves the rights to substitute, modify, or remove part and or all of the PCCWDCS Tools at any time provided that such changes shall not adversely affect the performance of the Services by PCCWDCS. The Customer shall not: (a) copy, modify, or decompile the PCCWDCS Tools; (b) make derivative works thereof; (c) use the PCCWDCS Tools in any website content not hosted by PCCWDCS; or (d) transfer, assign, or sublicense the PCCWDCS Tools to any third party.

9.	Publicity and Trademark Use

9.1 No press release, announcement, publication, or other use of the other party’s trade marks, unregistered trade marks, trade and business names or logos (collectively “Marks”) shall be made by either party without the other party’s prior written consent which consent shall include the approved manner of use of such Marks.

9.2 Subject to receiving prior written consent of the other party under Clause 9.1 prior to the use of its Marks, each partly (“Grantor”) grants to the other party (“Grantee”) a limited,” nonexclusive worldwide, royalty-free right to use Grantor’s Marks on Grantee’s world wide website and in promotional materials for that website during the term of this Agreement solely for the purposes of:

9.2.1 identifying PCCWDCS as the provider of data center services for the Customer’s Website and the Customer Equipment; and

9.2.2 identifying the Customer as a data center services customer of PCCWDCS.

9.3 Grantee acknowledges that it shall not obtain any right, title or interest in or to Grantor’s Marks from the use of such Marks under this Agreement, Any such use shall inure solely to the benefit of Grantor.

9.4 Grantor may withdraw Grantee’s right to use Grantor’s Marks granted herein upon written notice to Grantee whereupon the Grantee shall immediately cease all use of Grantor’s Marks.

9.5 Except to the extent due to Grantee’s failure to use Grantor’s Marks in compliance with the terms of Grantor’s prior written consent under Clause 9.1, Grantor shall defend, indemnify and hold harmless Grantee from and against any and all claims, suits, actions, proceedings, judgments, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) arising from claims by third parties that Grantor’s Marks violates the Intellectual Property Rights of any third party.

10.	Charges and Payment.

The Customer shall pay the following charges to PCCWDCS as set out in the Application Form including but not limited to Appendices A, B , C and D attached thereto:-

10.1.1 a Set-up Charge and Security Deposit, payable as set out in the Application Form;

Last updated: 20 Jun, 2008 Page 2 of 8

HOSTING, ON DEMAND & MANAGED SERVICES – TERMS AND CONDITIONS

–TERMS AND CONDITIONS (Rackspace project – dated 20Jun08)

10.1.2 the Monthly Rental, payable monthly in advance, such rental to begin to accrue from and including the Service Commencement Date; and

10.1.3 any other charges for other optional services or in respect of the Purchased Equipment or software where specified in the Application Form payable from and including the Service Commencement Date; and

10.1.4 electricity charges payable monthly in arrears, such charges to begin to accrue from and including the Service Commencement Date as set out in the Application Form.

10.2 The Customer shall pay each invoiced amount under this Agreement on or before the date specified in the invoice presented by PCCWDCS (“Due Date”).

10.3 Provided that outstanding amounts are not disputed by the Customer in good faith, PCCWDCS shall be entitled to charge interest on all outstanding amounts under this Agreement at the rate of two percent (2%) above the prime lending rate of the Hong Kong and Shanghai Banking Corporation Limited on a compounded daily basis as well as reasonable collection agency fees if applicable until payment in full is received by PCCWDCS and notwithstanding the termination of this Agreement. PCCWDCS reserves the right to charge a reasonable handling fee, collection agency fee and reconnection fee if the Services set out in this Agreement are suspended or terminated before payment is made.

10.4 The Customer must pay all taxes (including any goods or service tax or any equivalent hereto), duties, stamp duties, impost, levies or government charges relating to this Agreement and the Services. If the Customer is required by law to make any deduction or withholding from any amount payable to PCCWDCS under or in relation to this Agreement then the amount paid by the Customer to PCCWDCS must be increased such that PCCWDCS receives the full amount specified under this Agreement net of any such deduction or withholding. If requested by the Customer, PCCW will provide reasonable assistance to the Customer to help it to reclaim any withholding tax from the relevant tax authority, if applicable.

11.	Security Deposit

11.1 PCCWDCS shall be entitled to apply the Security Deposit in whole or any part to satisfy any amount due by the Customer to PCCWDCS. Subject to there not being any amounts due or which may become due by the Customer to PCCWDCS then PCCWDCS shall refund the Security Deposit to the Customer within 30 days of the termination or expiry of this Agreement.

11.2 The Security Deposit does not relieve the Customer from its obligation to pay amounts to PCCWDCS as they become due and payable, nor does it enable the Customer to make allowance by way of set off, deduction or withholding from any such amount.

12.	Insurance

12.1 The Customer shall keep in full force and effect during the term of this Agreement and until the Customer has vacated the Site (whichever is the later):

12.1.1 property damage all risk insurance covering the Customer Equipment including without limitation breakdown perils and business interruption; and

12.1.2 comprehensive general liability insurance covering the Equipment, the contractual liability of the Customer under or arising out of this Agreement and the liability of the Customer under tort (including, without limitation, negligence) or under any statute or otherwise, (including but not limited to ‘customer to customer’ liability), all in a form and with insurers of acceptable credit rating from independent credit agencies and with a minimum limit of ten million Hong Kong Dollars (HK$ 10,000,000) per occurrence.

12.2 The Customer’s comprehensive general liability insurance policy shall name “PCCWDCS and/or PCCW and/or their respective subsidiaries” as an additional insured. All such insurance policies should include an “absolute waiver of subrogation” clause against PCCWDCS and/or PCCW and/or their respective subsidiaries

12.3 On request of PCCWDCS the Customer shall provide PCCWDCS with a certificate of insurance which evidences the insurance policies required to be maintained by the Customer under this Agreement.

13.	Services Suspension and Downtime

For the purposes of this clause, the following terms are defined as follows:

‘Non-Emergency Suspension Event’ shall mean in PCCWDCS’s reasonable opinion: (i) the Customer or any of its’ customers or representatives are in material breach of the Acceptable Use Policy; (ii) routine maintenance, repair or upgrading of any equipment or facility or part of the network is necessary as set out in the AUP or SLA.

‘Emergency Suspension Event’ shall mean in PCCWDCS’s reasonable opinion: (i) there is an attack on the Customer’s servers or other emergency event for which the suspension of the Services is necessary to protect the PCCWDCS network; (ii) the Customer or any of its customers or representatives are in breach of any law or regulation and a law enforcement agency or government agency with the authority to do so orders the shut down or suspension of the Services; (iii) emergency maintenance or repair; or (iv) fraud or unlawful interference with the Services is suspected.

‘Contractual Breach Suspension Event’ shall mean the Customer is in breach of this Agreement other than a breach which results in a Non-Emergency Suspension Event or Emergency Suspension Event;

13.1 In the event of a Non-Emergency Suspension Event, PCCWDCS shall use all reasonable endeavours to give the Customer as much prior written notice thereof as is reasonable in the circumstances; but in any event not less than 5 working days prior written notice, in order to allow the Customer the opportunity to remedy the breach prior to the Services being suspended.

13.2 In the event of an Emergency Suspension Event, PCCWDCS may suspend the Services (in whole or in part) immediately and without notice provided that PCCWDCS shall contact the Customer as soon as possible and provide Customer with all information in PCCWDCS’s possession relating to the Emergency Suspension Event and will use all reasonable endeavours to restore the Services as soon as practicable.

13.3 In the event of a Contractual Breach Suspension Event, PCCWDCS shall use all reasonable endeavours to give the Customer as much prior written notice thereof as is reasonable in the circumstances, but in any event not less than twelve (12) working

Last updated: 20 Jun, 2008 Page 3 of 8

HOSTING, ON DEMAND & MANAGED SERVICES – TERMS AND CONDITIONS

–TERMS AND CONDITIONS (Rackspace project – dated 20Jun08)

days prior written notice, in order to allow the Customer the opportunity to remedy the breach prior to the Services being suspended.

PROVIDED THAT at all times PCCWDCS shall lift the suspension of the Services immediately upon notice that the breach has resulting in the suspension been remedied by the Customer.

13.5 The Customer acknowledges that the service credits available under the Service Level Agreement are the sole and exclusive remedy for any failure by PCCWDCS to provide the Services in accordance with the Service Level Agreement.

13.6 The exercise of PCCWDCS’ right to suspend the Services under this Clause 13 is without prejudice to any other remedy available to PCCWDCS under this Agreement and does not constitute a waiver of PCCWDCS’ right to subsequently terminate this Agreement.

14.	Term and Termination.

14.1 This Agreement shall become effective on the Effective Date and, subject to earlier termination under this Agreement, shall remain effective for the Contract Period, the First Extension Period (if applicable), the Second Extension Period (if applicable) and Adjacent Area (if any) as set out in the Application Form.

14.2 Either party may terminate this Agreement for the Contract Period, the First Extension Period (if applicable), the Second Extension Period (if applicable) and Adjacent Area (if any), in whole:

14.2.1 immediately on written notice to the offending party if the offending parry commits a material breach of this Agreement and fails to remedy that material breach within 14 days after receiving written notice from the notifying party requiring it to do so; or

14.2.2 if the other party is unable to pay its debts as they fall due or a petition is presented or meeting convened for the purpose of winding up the other party or the other party enters into liquidation whether compulsorily or voluntarily or compounds with its creditors generally or has a receiver appointed to or over all or any part of its assets or takes or suffers any similar action in consequence of debt.

14.3 PCCWDCS may terminate this Agreement for the Contract Period, the First Extension Period, the Second Extension Period and Adjacent Area (if any) without prior written notice if the license held by PCCWDCS issued under the Telecommunications Ordinance expires or is cancelled, suspended, revoked or terminated.

14.4 The Customer may terminate this Agreement for the Contract Period, the First Extension Period, the Second Extension Period and Adjacent Area (if any), in whole by giving PCCWDCS at least ninety (90) days written notice.

15.	Effects of Termination

15.1 PCCWDCS shall be entitled to refuse the Customer entry to the Site to remove the Customer Equipment where any amounts payable by the Customer to PCCWDCS under this Agreement (including without limitation the Termination Charge, where applicable) are outstanding upon the termination of this Agreement.

15.2 Subject to Clause 15.1, the Customer shall disconnect and remove all Customer Equipment from the Site within seven (7) days after the date of expiration or termination of this Agreement for any reason. The Customer shall be responsible for all damages caused to PCCWDCS or any third party as a result of such disconnection and removal.

15.3 PCCWDCS may elect to dispose of the Customer Equipment and PCCWDCS reserves the right to charge the Customer for the reasonable costs of such disposal and for any damages caused as a result of such disposal including, without limitation, damages that may be caused to the Company Equipment, if:

15.3.1 the Customer fails to remove the Customer Equipment as provided in this Clause 15; or

15.3.2 any amounts payable by the Customer to PCCWDCS under this Agreement remain outstanding seven (7) days subsequent to the termination of this Agreement.

15.4 Where PCCWDCS disposes of the Customer Equipment pursuant to Clause 15.3 it shall be entitled to set off any overdue amounts owed to PCCWDCS by the Customer (including without limitation, the Customer Termination Charge or the PCCWDCS Termination Charge, where applicable) against any money realized pursuant to the disposal of the Customer Equipment and will notify the Customer the set-off made. In case the amount realized for the aforesaid disposal is in excess of the overdue amounts after the set off has been made, then PCCWDCS will refund such amount within thirty (30) days after the date of PCCWBCS’s notification given to the Customer.

15.5 On expiry or termination of this Agreement for any reason:

15.5.1 each party shall provide the other party with all items held by it containing any of the other party’s Confidential Information.

15.5.2 the Customer shall immediately return all Internet resources allocated by PCCWDCS to the Customer including, without limitation, Internet Protocol addresses.

15.6 In addition to any legal or equitable remedies available to PCCWDCS, (1) in the event of the repudiation by the Customer or termination of this Agreement during the Contract Period from 1st to 24th month, both months inclusive, (apart from termination under Clause 14.3 by PCCWDCS or Clause 14.2.1 by the Customer), the Customer shall pay to PCCWDCS a termination charge equal to fifty percent (50%) of the aggregate Monthly Rental that would have accrued had this Agreement remained in force for the remaining month(s) of the Contract Period; or (2) in the event of the repudiation by the Customer or termination of this Agreement during the Contract Period from 25th to 60th month, both months inclusive, (apart from termination under Clause 14.3 by PCCWDCS or Clause 14.2.1 by the Customer), the Customer shall pay to PCCWDCS a termination charge equal to twenty-five percent (25%) of the aggregate Monthly Rental that would have accrued had this Agreement remained in force for the remaining month(s) of the Contract Period, the First Extension Period, the Second Extension Period and Adjacent Area (if any) (“Termination Charge”);

15.7 The Customer acknowledges that on early termination of the Services PCCWDCS will suffer loss arising from the provision of resources and staffing and that accordingly the Termination Charge represents a genuine pre-estimate of the loss PCCWDCS will suffer and is not a penalty.

Last updated: 20 Jun, 2008 Page 4 of 8

HOSTING, ON DEMAND & MANAGED SERVICES – TERMS AND CONDITIONS

–TERMS AND CONDITIONS (Rackspace project – dated 20Jun08)

15.8 Termination of this Agreement does not affect the accrued rights or liabilities of either party nor does it affect the provisions which expressly or by implication are intended to operate after termination including, but not limited to, Clauses 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19 and 20 and the Schedules.

16.	Exclusion and Limitations of Liability

16.1 Nothing in this Agreement shall operate to exclude or restrict either party’s liability for death or personal injury resulting from negligence, or for fraud.

16.2 Subject to Clause 16.1 and notwithstanding any other provisions of the Agreement, in respect of its liability under or in relation to this Agreement, the performance of this Agreement or any activity contemplated by this Agreement whether for breach of contract, tort (including without limitation negligence) or under any statute or otherwise either party:-

16.2.1 excludes its liability for any indirect, special, economic or consequential loss or damage or loss of revenue, profits, goodwill, bargain or opportunities or any loss, corruption or failure to recover data or loss of anticipated savings incurred or suffered by the party, whether or not the party was made aware of the possibility of such loss or damage occurring or should have been aware of that possibility; and

16.2.2 limits its aggregate liability to an amount equal to the total contract value of this Agreement or HKD 70,951,200 whichever is lower.

This Clause 16.2 does not apply to the Customer’s liability to pay PCCWDCS the Monthly Rental.

16.3 Subject to Clauses 16.1 and 16.2 and to the extent permitted by law, either party expressly disclaims and excludes any representation or warranty, whether express or implied under or in relation to this Agreement, relating to the performance of its obligations under this Agreement or any activity contemplated by this Agreement.

17.	Indemnity

17.1 Subject to the exclusion and limitation of liability pursuant to Clause 16, the Customer shall indemnify and hold harmless PCCWDCS, its affiliates, directors, officers, employees, agents, and licensors from and against all claims, actions, expenses, losses, and liabilities (including legal costs) arising from or relating to:

17.1.1 the Customer’s breach or non-observance of any term of this Agreement;

17.1.2 any breach or inaccuracy in any of the Customer’s representations; undertakings or warranties under this Agreement; and

17.1.3 any action or claim brought by a third party (whether, alone or collectively with other third parties) which relates to all or any part of the Customer’s Website, Registered Domain Name, Customer’s Marks, Customer Equipment, Customer Services and the Customer Content, including but not limited to any infringement of Intellectual Property Rights, defamation or misappropriation of trade secrets.

17.2 Subject to the exclusion and limitation of liability pursuant to Clause 16, PCCWDCS shall indemnify and hold harmless the Customer, its affiliates, directors, officers, employees, agents, and licensors from and against all claims, actions, expenses, losses, and liabilities (including legal costs) arising from or relating to:

17.2.1 PCCWDCS’s breach or non-observance of any term of this Agreement;

17.2.2 any breach or inaccuracy in any of the PCCWDCS’s representations, undertakings or warranties under this Agreement.

18.	Confidentiality

18.1 For the purposes of this Agreement, “Confidential Information” means all information of a confidential nature disclosed (whether in writing, verbally or by any other means and whether directly or indirectly) by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) whether before or after the Effective Date.

18.2 During the term of this Agreement and subsequent to the termination or expiry of this Agreement for any reason whatsoever the Receiving Party shall:

18.2.1 keep the Confidential Information confidential;

18.2.2 not disclose the Confidential Information to any person other than with the prior written consent of the Disclosing Party or in accordance with Clauses 18.3 and 18.4; and

18.2.3 not use the Confidential Information for any purpose other than for the performance of its obligations under this Agreement.

18.3 During the term of this Agreement the Receiving Party may disclose the Confidential Information to its employees and subcontractors (each “Recipients”) to the extent that it is necessary for the purposes of this Agreement.

18.4 The Receiving Party shall procure that each Recipient is made aware of, and complies with, all the Receiving Party’s obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement.

18.5 The obligations contained in Clause 18.2 to 18.4 shall not apply to any Confidential Information which:

18.5.1 is at the date this Agreement or which at any time after that date comes into the public domain other than through breach of this Agreement by the Receiving Party or any Recipient;

18.5.2 can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known to the Receiving Party prior to it being disclosed by the Disclosing Party to the Receiving Party;

18.5.3 subsequently comes lawfully into the possession of the Receiving Party from a third party; or

18.5.4 the Receiving Party is required to disclose pursuant to the order of any competent court or government agency or in order to comply with any rule or regulation of any internationally recognised securities exchange provided that prior to any such disclosure the Receiving Party shall inform the Disclosing Party of such order if permitted by law and give the Disclosing Party the opportunity to contest such disclosure.

Last updated: 20 Jun, 2008 Page 5 of 8

HOSTING, ON DEMAND & MANAGED SERVICES – TERMS AND CONDITIONS

–TERMS AND CONDITIONS (Rackspace project – dated 20Jun08)

19.	Miscellaneous

19.1 Notwithstanding Clause 18, the Customer hereby consents to the disclosure of its Personal Data in accordance with the Provision of Information Requirements document posted at http://www.pbase.net/provision.html which has been approved by the Telecommunications Authority (appointed under the Telecommunications Ordinance). A copy of the Provision of Information Requirements document is available on request from PCCWDCS.

19.2 Neither party shall be liable for any delay or failure to carry out the Services provided hereunder or its obligations under this Agreement (except for any payment obligations hereunder) if such delay or failure is due to any cause beyond the reasonable control of that party, including, without limitation, restrictions of law, regulations, orders or other government directives, labor disputes, acts of God, (any of the foregoing, a “force majeure” event).

19.3 This Agreement shall be governed by the law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Hong Kong.

19.4 Notices are effective in respect of the Customer, if delivered to the Customer at the Customer’s address specified in the Application Form and in respect of PCCWDCS, if delivered to PCCWDCS’ at 39/F, PCCW Tower, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong and copy to Level 7, CyberPort Tower 2,100 Cyberport Road, Hong Kong

19.5 Neither party is an agent, joint venturer or partner with the other, and neither party shall have authority to legally bind the other in any manner.

19.6. Neither party may assign or otherwise transfer any or all of its rights or obligations under this Agreement either in whole or in part without the prior written consent of the other party, except that either party may assign or otherwise transfer any or all of its rights and obligations under this Agreement either in whole or in part to its Affiliates. “Affiliates” of a party means its holding companies or subsidiaries or any entity which directly or indirectly owns, or is owned by, or is under common ownership with, a party, where ownership means at least 50% of the voting power of securities or interests in such entity.

19.7 Each party shall be entitled to subcontract the performance of any of its rights and/or obligations under this Agreement, except that such entitlement shall not effect PCCWDCS’ right to refuse entry to the Site to any subcontractor of the Customer in accordance with the Acceptable Use Policy. No subcontract by a party as provided herein shall relieve that party of its obligations under this Agreement.

19.8 This Agreement will bind and inure to the benefit of each party’s successors and permitted assigns.

19.9 PCCWDCS reserves the right at any time to vary, modify, delete any or all of the provisions of the AUP or the SLA by giving advance written notice (whether delivered by email, facsimile or otherwise) to the Customer to that effect PCCWDCS should obtain Customer consent (such consent shall not be unreasonably withheld) before any modification and deletion of the AUP or SLA. No amendment or variation of any provisions of the terms and conditions herein, the attached Schedules and the Application Form shall be effective unless it is in writing and signed by the parties hereto.

19.10 This Agreement contains the entire agreement of the parties with respect to the subject matter herein, and supersedes all prior written or oral communications.

19.11 No waiver of any of the provisions of this Agreement shall be binding unless it is in writing and signed by the party making the waiver.

19.12 If any provisions of this Agreement are construed to be illegal or invalid, they shall not affect the legality, validity and enforceability of the other provisions of this Agreement. The illegal or invalid provisions shall be deleted from this Agreement and no longer incorporated herein but all other provisions of this Agreement shall continue. The parties expressly agree that this Agreement shall not give rise to any third party being a beneficiary or being entitled to any rights whatsoever.

20.	Definitions and Interpretation

20.1 In this Agreement:

“Acceptable Use Policy” or “AUP” means the acceptable use policy document posted at www.pbase.net.

“Addendum” means an addendum to this Agreement in a form approved by PCCWDCS and executed by the parties for the express purpose (where applicable) of altering, amending or adding to these terms and conditions.

“Application Form” means the Application Form executed by the Customer and PCCWDCS and which specifies the Services to be supplied and other information applicable to this Agreement.

“Applicable Law” in relation to any person, action or thing means the following in relation to that person, action or thing:

(a) any law, rule or regulation of any country (or political jurisdiction of a country);

(b) any obligation under any license in any country (or political subdivision of a country); and

(c) any lawful and binding determination, a direction of a regulation in any country (or political subdivision of a country).

“Company Equipment” means any equipment owned or leased by PCCWDCS and used by PCCWDCS to supply the Services.

“Confidential Information” has the meaning specified in Clause 18.

“Contract Period” means the period beginning from the Effective Date and ending a minimum of five years later (or as otherwise specified in the Application Form) as the period during which this Agreement will be effective

“Customer” means the customer specified in the Application Form.

“Customer Content” means all text, words, names, likenesses, trademarks, logos, artwork, graphics, video, audio, HTML coding, domain names, image maps, links, software applications, or other content, material or software that appear on, or are uploaded to, a Customer Website or runs on the Customer Equipment or Company Equipment on behalf of the Customer or the Customer’s customers.

“Customer Equipment” means the software, computers, servers, racks and other equipment owned, licensed or leased by the Customer or the Customer’s customer(s).

Last updated: 20 Jun, 2008 Page 6 of 8

HOSTING, ON DEMAND & MANAGED SERVICES – TERMS AND CONDITIONS

–TERMS AND CONDITIONS (Rackspace project – dated 20Jun08)

“Customer Services” means the services (if any) supplied by the Customer to the Customer’s clients and customers incorporating the Services or any part thereof.

“Customer Website” means the Customer’s website(s) or the Customer’s customer’s website(s) (if any) hosted on the Equipment.

“Domain Name” means the plain language address selected by the Customer to correspond to the Internet protocol address of the Customer Website.

“Domain Name Registry” means the registry that is responsible for assigning and registering the Domain Name.

“Effective Date” means the specified in the Application Form upon which this Agreement becomes effective.

“Equipment” means the Customer Equipment and the Company Equipment.

“First Extension Period” means the extension period of the Initial Areas (as defined in Appendix A of the Application Form) and the Adjacent Areas (as defined in Appendix C of the Application Form) (if any) for 1-Aug-2013 to 31-Jul-2016 unless the Agreement is early terminated in accordance with Clause 14.

“Intellectual Property Rights” means:

(a) patents, trade marks, service marks, registered designs, applications for any of those rights, trade and business names (including Internet domain names and e-mail address names), unregistered trade marks and service marks, copyrights, database rights, know-how, rights in designs and inventions; and

(b) rights of the same or similar effect or nature as those in paragraph (a), in each case in any jurisdiction.

“Licensed Area” means the cabinet, vault, cage or other areas as specified in the Application Form licensed to the Customer under this Agreement or where such areas can be subdivided, then each such subdivision shall be a “Licensed Area”.

“Monthly Rental” means the monthly charges for the Services as are specified in the Application Form.

“PCCW” has the meaning specified in Clause 19.6.

“PCCWDCS” means PCCW Powerbase Data Center Services (HK) Limited.

“Personal Data” means Customer information including the Customer’s name, address, Customer identifier number, Software Products that the Customer intends to make use of in connection with the Engine Services and personal data as defined in the Personal Data (Privacy) Ordinance obtained from the Customer, or from another source.

“Purchase and Lease Terms” means (where applicable) the terms for the purchase and/or lease of Customer Equipment from PCCWDCS attached as a Schedule to this Agreement.

“Purchased Equipment” means (where applicable) equipment purchased by the Customer from PCCWDCS under this Agreement and identified in the Application Form.

“Registered Domain Name” means the Domain Name that is registered by the Domain Name Registry in accordance with an application by the Customer.

“Registration Agreement” has the meaning specified in Clause 4.3.

“Second Extension Period” means the extension period of the Initial Areas and the Adjacent Area (if any) for l-Aug-2016 to 3l-Jul-20l9 unless the Agreement is early terminated in accordance with Clause 14.

“Security Deposit” means the security deposit specified in the Application Form.

“Service(s)” means the service(s) specified in the Application Form.

“Service Commencement Date” is the date when PCCWDCS notifies the Customer in writing that the Services are ready to be supplied under this Agreement as set out in the Application Form.

“Service Level Agreement” or “SLA” means the service levels as set out in the Application Form at Appendix B.

“Site” means the location specified in the Application Form at which the Services are to be supplied, including the Adjacent Areas (if any) as set out in Appendix C of the Application Form.

“Set Up Charge” means the applicable set-up charge specified in the Application.

“Termination Charge” has the meaning specified in Clause 15.6

20.2 In this Agreement unless the context otherwise requires:

20.2.1 headings are for convenience only and do not affect the interpretation of this Agreement;

20.2.2 the singular includes the plural and vice versa;

20.2.3 the word person includes a body corporate, an unincorporated association or an agency, department or body legally recognised under the law of Hong Kong;

20.2.4 a reference to a party includes its successors and permitted assigns;

20.2.5 a reference to a document, includes any amendment, novation, replacement or later version agreed or otherwise issued in accordance with this Agreement; and

20.2.6 if any matter is covered in the Application Form and its Appendices, an Addendum, the terms and conditions herein, the attached Schedules, or the AUP but the provisions are in conflict, the documents will have the same order of precedence as listed herein.

Last updated: 20 Jun, 2008 Page 7 of 8

PURCHASE TERMS SCHEDULE

This document is a schedule to the Hosting and Managed Solutions—Terms and Conditions. Capitalised terms not defined in this document have the same meaning given to them in the Hosting and Managed Solutions—Terms and Conditions. This Schedule forms part of the Agreement but is only applicable where Purchased Equipment or software is specified in the Application Form or used in the provision of the Services.

1.	Agreement for Purchase

1.1 The Customer agrees to purchase and PCCWDCS agrees to supply upon the terms and conditions of this Agreement, the Purchased Equipment for the charges set out in the Application Form (“Purchase Price”).

1.2 The Purchased Equipment does not include the provision of software and consumables unless otherwise specified in the Application Form.

2.	Title and Risk

2.1 The Customer agrees that title to the Purchased Equipment shall pass to Customer upon the payment in full of the Purchase Price and risk in the Purchased Equipment shall pass to the Customer upon delivery of the Purchased Equipment to the Site.

3.	Delivery and Installation

3.1 PCCWDCS shall deliver and install the Purchased Equipment at the Site in accordance with the Application Form. PCCWDCS shall not be liable for any loss or damage of whatever kind by reason of any delay in the delivery or installation of the Purchased Equipment.

3.2 Unless the Customer otherwise notifies PCCWDCS in writing, the Purchased Equipment shall be deemed to be accepted by the Customer seven (7) days from the date of the installation of the Purchased Equipment.

4.	Maintenance

4.1 PCCWDCS shall provide the maintenance service (if any) specified in the Application Form in relation to the Purchased Equipment.

4.2 The maintenance service shall not include maintenance required as a result of any of the following:

4.2.1	accidents, negligence, fault or improper use on the part of any person other than staff of PCCWDCS;

4.2.2 the Customer’s failure to maintain, use or operate the Purchased Equipment properly;

4.2.3 the addition of parts to the Purchased Equipment; and

4.2.4 fire, flood, act of God or any other cause beyond the control of either party hereto.

4.3 All costs of maintenance requested by the Customer as a result of any matter under clause 4.2 above and the provision of any consumable articles shall be additionally charged to the Customer at PCCWDCS’ prevailing rates.

5.	Selection and Warranties

5.1 The Customer acknowledges that it has selected the Purchased Equipment and disclaims any reliance upon statements made by PCCWDCS. The Customer acknowledges and agrees that use and possession of the Purchased Equipment made by Customer under this Agreement shall be subject to and controlled by the terms of this Agreement and any manufacturer’s warranty (where applicable).

6.	Procured Software

6.1 Unless otherwise advised in writing by PCCWDCS under Paragraph 6.2 below and subject to Paragraph 6.3, the Customer acknowledges and authorises PCCWDCS to act as its agent to procure the software (if any) specified in the Application Form and that all relevant software licenses in respect of such software shall be granted by the relevant software suppliers directly to the Customer. The Customer shall comply with the terms and conditions of such software licenses and shall indemnify PCCWDCS against all claims, actions, expenses, losses and liabilities arising from a breach or non-observance of any term or condition of such software licenses

6.2 Subject to Paragraph 6.3, where PCCWDCS advises the Customer in writing that any software specified in the Application Form shall be directly licensed by PCCWDCS to the Customer, then PCCWDCS grants to the Customer a non-exclusive and non- transferable license for the Customer to store, run and use such software on the Customer Equipment in accordance with the terms and conditions of this Agreement and the software license that accompanies such software. Except to the extent permitted by law, the Customer shall not alter, modify, adapt or translate such software nor decompile, disassemble or reverse engineer the same nor attempt to do any such thing.

6.3 The Customer acknowledges that as part of the Services PCCWDCS may use software (“Microsoft Software”) licensed from Microsoft Regional Sales Corporation (“Microsoft”).

6.4 If Microsoft Software is used, the Customer shall not:

6.4.1 remove, modify or obscure any copyright, trademark or other proprietary rights notices that appear on the Microsoft Software or that appear during use of the Microsoft Software.

6.4.2 reverse engineer, decompile, or disassemble the Microsoft Software, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

6.5 To the extent permitted by applicable law, Microsoft disclaims all warranties and liability for any damages, whether direct, indirect, or consequential, arising from the use of the Services.

6.6 Microsoft does not supply any product support for the Services which is provided by PCCWDCS under the terms of this Agreement.

Last updated: 20 Jun, 2008 Page 8 of 8